UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

DICERNA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36281	20-5993609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

87 Cambridgepark Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 621-8097

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), previously approved, subject to stockholder approval, an amendment and restatement of the Company’s 2014 Performance Incentive Plan (the “2014 Plan”) that would (i) increase the evergreen provision beginning on the first trading day in January 2016 and continuing through and including January 1, 2024, to provide that the automatic increase to the share reserve may be up to 5% of the total number of issued and outstanding shares of our common stock on December 31st of the prior year, or such lesser number determined by our board of directors; (ii) expand the application of reissuance of awards and shares to include awards granted and shares subject to or underlying awards granted under (a) our 2007 Employee, Director and Consultant Stock Plan (the “2007 Plan”) that remained outstanding on the date of the adoption of our 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”), and (b) our 2010 Plan that remained outstanding on the date of the adoption of our 2014 Plan; and (iii) revise the material terms set forth in the 2014 Plan under which “performance-based compensation” under Section 162(m) may be granted. As a result of the expansion of the application of reissuance of award and shares, the maximum number of shares to be added to the amended and restated 2014 Plan share reserve is 1,364,068 shares, with 55,283 of those shares immediately available for issuance. According to the final results from the Company’s 2015 Annual Meeting of Stockholders held on June 25, 2015 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement to the 2014 Plan. The foregoing description of the amendment is qualified in its entirety by reference to the text of the amended and restated 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 30, 2015 for the Annual Meeting.

Proposal No. 1

The nominees for election as directors, each for a one year term, were elected based upon the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes

Douglas M. Fambrough, III, Ph.D.	16,375,093	9,369	—	980,534

Brian K. Halak, Ph.D.	16,076,134	308,328	—	980,534

Stephen J. Hoffman, M.D., Ph.D.	16,067,234	311,328	—	980,534

Peter Kolchinsky, Ph.D.	16,368,020	16,442	—	980,534

Dennis H. Langer, M.D., J.D.	16,069,234	315,228	—	980,534

David M. Madden	16,368,265	16,197	—	980,534

Bruce Peacock	16,344,458	40,039	—	980,534

Proposal No. 2

The proposal to ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
17,363,747	1,284	—	—

Proposal No. 3

The proposal to adopt and approve the Company’s amended and restated 2014 Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
12,185,878	4,197,839	780	980,534

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Dicerna Pharmaceuticals, Inc. Amended and Restated 2014 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICERNA PHARMACEUTICALS, INC.

Date:	July 6, 2015	By:	/s/ James E. Dentzer
James E. Dentzer Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Dicerna Pharmaceuticals, Inc. Amended and Restated 2014 Performance Incentive Plan